Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2013 Results

OKLAHOMA CITY (November 5, 2013) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the third quarter of 2013 and provided an update on its 2013 activities and its planned 2014 activities.

Financial and Operational Highlights

•	Produced oil and natural gas sales volumes of 1,193,808 barrels of oil equivalent (“BOE”), or 12,976 barrels of oil equivalent per day (“BOEPD”), in the third quarter of 2013, as compared to 655,437 BOE, or 7,124 BOEPD in the third quarter of 2012 and 815,300 BOE, or 8,959 BOEPD in the second quarter of 2013.

•	Recorded net income of $40.5 million, or $0.52 per share, in the third quarter of 2013, as compared to $0.5 million, or $0.01 per share, in the third quarter of 2012.

•	Reported adjusted net income of $11.1 million, or $0.14 per share, in the third quarter of 2013.

•	Generated $97.4 million of EBITDA in the third quarter of 2013, as compared to $42.6 million in the third quarter of 2012.

•	Reduced unit lease operating expense for the third quarter of 2013 to $6.11 per BOE, as compared to $10.13 in the third quarter of 2012.

•	Gulfport’s first dry gas well in the Utica, the Irons 1-4H well, was recently placed on production in the Utica Shale at an average 24-hour sales rate of 30.3 MMCF of natural gas per day.

•	Nine rigs are currently active in Gulfport’s three core operating areas, with seven horizontal rigs in the Utica, one rig drilling at Hackberry and one rig drilling at WCBB.

James Palm, Chief Executive Officer, commented, “We are very pleased with the initial results from our Irons 1-4H well, our first well in the dry gas corridor in the Utica. With approximately 44% of our acreage located within the dry gas phase of the play, this well stands to unlock meaningful value across a large portion of our acreage. The strong economics of this well appear to be very attractive in today’s commodity price environments and we look forward to drilling a number of wells in the surrounding area during 2014.”

Financial Results

For the third quarter of 2013, Gulfport reported net income of $40.5 million on oil and natural gas revenues of $68.8 million, or $0.52 per diluted share. EBITDA (as defined below) for the third quarter of 2013 was $97.4 million and cash flow from operating activities before changes in operating assets and liabilities (as defined below) was $51.6 million.

Gulfport’s 2013 third quarter financial results include a non-cash loss of $6.7 million due to a hedge ineffectiveness. Excluding the impact of hedge ineffectiveness, oil and natural gas revenues for the third quarter of 2013 would have been $75.5 million. Gulfport’s 2013 third quarter financial results also include an aggregate gain of $52.9 million in connection with Gulfport’s equity interest in Diamondback Energy, Inc. (“Diamondback”), a NASDAQ Global Select Market listed company. Associated with this taxable income was $6.6 million of income tax expense. Excluding the effects of these items, adjusted net income for the third quarter of 2013 would have been $11.1 million, or $0.14 per diluted share.

Production

For the third quarter of 2013, net production was 590,187 barrels of oil, 2,981,632 thousand cubic feet (“MCF”) of natural gas and 4,480,667 gallons of natural gas liquids (“NGL”), or 1,193,808 BOE. Net production for the third quarter of 2013 by region was 662,333 BOE in the Utica Shale, 351,171 BOE at West Cote Blanche Bay, 167,520 BOE at Hackberry and an aggregate of 12,784 BOE in the Bakken, Niobrara and other areas.

Realized prices for the third quarter of 2013, which includes transportation costs, were $89.75 per barrel of oil, $3.61 per MCF of natural gas and $1.14 per gallon of NGL, for a total equivalent price of $57.65 per BOE. Realized price for oil in the third quarter of 2013 reflects the impact of fixed price contracts for approximately 5,000 barrels of oil per day at a weighted average price of $99.86 before transportation costs and differentials.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	3Q2013	3Q2012	YTD 2013	YTD 2012
Production Volumes: (1)
Oil (MBbls)	590.2	579.3	1,642.3	1,782.80
Natural Gas (MMcf)	2,981.6	314.7	4,716.1	741.5
NGL (MGal)	4,480.7	995.5	6,565.2	2,424.4
Oil equivalents (MBOE)	1,193.8	655.4	2,584.7	1,964.1
Average Realized Price:
Oil (per Bbl)	$89.75	$101.17	$101.72	$105.25
Natural Gas (per Mcf)	$3.61	$3.09	$4.03	$2.87
NGL (per Gal)	$1.14	$0.88	$1.19	$0.98
Oil equivalents (BOE)	$57.65	$92.24	$75.02	$97.82

(1)	Gulfport’s production during the third quarter of 2012 includes 69,202 barrels of oil, 108,678 MCF of natural gas and 988,291 gallons of NGLs, or 110,846 BOEs attributable to its oil and natural gas assets in the Permian Basin. In October 2012, Gulfport contributed these assets to Diamondback. As a result, no Permian Basin production is included in Gulfport’s production volumes during the third quarter of 2013.

Subsequent to the third quarter of 2013, net production for the month of October averaged approximately 15,543 BOEPD.

Bank Redetermination

In connection with the fall redetermination of Gulfport’s revolving credit facility, Gulfport’s lead lender has proposed to increase Gulfport’s borrowing base from $50 million to $150 million, subject to the approval of the additional banks within the syndicate.

Derivatives

The table below sets forth the company’s hedging positions as of November 5, 2013.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES—HEDGE POSITION AS OF NOVEMBER 5, 2013

(Unaudited)

4Q2013
Oil (MBbls):
Swap Contracts
Volume	460
Price	$99.86
Natural Gas (MMcf):
Swap Contracts
Volume	920
Price	$4.00

	Year Ending
	2014	2015	2016
Oil (MBbls):
Swap Contracts
Volume	910	—	—
Price	$102.79	—	—
Natural Gas (MMcf):
Swap Contracts
Volume	18,250	16,425	5,145
Price	$4.06	$4.06	$4.06
Swaption Contracts
Volume	—	3,650	1,210
Price	—	$4.27	$4.27

Operational Update

Utica Shale

In the Utica, Gulfport recently began flowing into sales pipelines its first dry gas well, the Irons 1-4H, in the Utica Shale. The Irons 1-4H was drilled to a true vertical depth of 9,770 feet with a 6,629 foot horizontal lateral. The well was placed on production at an average gross 24-hour sales rate of 30.3 MMCF per day of natural gas. Based upon composition analysis, the gas being produced is 1,072 BTU gas.

Gulfport spud 14 gross (10.05 net) wells during the third quarter of 2013. At the end of the third quarter, Gulfport had seven gross wells waiting on completion and seven gross wells being drilled. At present, Gulfport has seven horizontal rigs drilling on the 39th through 45th gross wells of 2013 in the play. During 2014, Gulfport has budgeted $594 million to $634 million to drill approximately 85 to 95 gross (64 to 71 net) wells in the Utica.

Hackberry

At Hackberry, Gulfport drilled three wells, completing one well as productive during the third quarter of 2013. One well was waiting on completion and one well was still being drilled at the end of the quarter. At present, Gulfport has one rig active at Hackberry drilling ahead on the 15th well of 2013 at the field. During 2014, Gulfport has budgeted $24 million to $26 million to drill ten to 12 wells at Hackberry.

WCBB

At WCBB, Gulfport drilled seven wells, completing five wells as productive during the third quarter of 2013. Two wells were waiting on completion at the end of the quarter. At present, Gulfport has one rig active at WCBB drilling ahead on the 18th well of 2013 at the field. During 2014, Gulfport has budgeted $42 million to $45 million to drill 22 to 24 wells at West Cote.

Canadian Oil Sands

In the Canadian Oil Sands, Grizzly currently expects first steam at its first SAGD facility at Algar Lake at the end of the November and first production during the first quarter of 2014. From an exploratory standpoint, Grizzly continues to work toward filing a regulatory application to support an initial 12,000 barrel per day SAGD project at May River by the end of 2013. In Canada, Gulfport has budgeted $15 million to $20 million to fund its proportionate share of 2014 activities.

Guidance

Gulfport estimates 2014 production to be in the range 50,000 BOE per day to 60,000 BOE per day. Capital E&P expenditures for 2014 are estimated to be in the range of $675 million to $725 million, with approximately 87% allocated to our horizontal activity in the Utica Shale. Additionally, Gulfport anticipates to spend approximately $225 million to $275 million on leasehold acquisitions in the Utica Shale during 2014. Operationally, Gulfport plans to drill 22 to 24 wells at WCBB, ten to 12 wells at Hackberry, and approximately 85 to 95 gross (64 to 71 net) wells in the Utica Shale.

For 2014, Gulfport projects lease operating expense to be in the range of $2.00 to $3.00 per BOE, transportation, processing and marketing expense to be between $2.50 to $3.50 per BOE, general and administrative expense to be between $1.00 and $2.00 per BOE, production taxes to be between 4.0% and 6.0% of revenues, and depreciation, depletion and amortization expense to be in the range of $21.00 to $24.00 per BOE.

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

Year Ending
12/31/2014
Forecasted Production (BOE per day)
Utica	44,500 – 54,500
South Louisiana	~5,500

Average Daily Oil Equivalent	50,000 – 60,000
Total Equivalent—MMBOE	18.25 – 21.90
Projected Cash Operating Costs per BOE
Lease Operating Expense—$/BOE	$2.00 – $3.00
Transportation, Processing & Marketing—$/BOE	$2.50 – $3.50
Production Taxes—% of Revenue	4% – 6%
General and Administrative—$/BOE	$1.00 – $2.00
Depreciation, Depletion and Amortization per BOE	$21.00 – $24.00
Budgeted Capital Expenditures—In Millions:
Utica	$594 – $634
West Cote Blanche Bay	$42 – $45
Hackberry	$24 – $26
Grizzly	$15 – $20

Total Budgeted E&P Capital Expenditures	$675 – $725
Budgeted Leasehold Expenditures—In Millions:	$225 – $275

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call on November 5, 2013 at 4:30 PM CST to discuss its third quarter 2013 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 877-291-1287 or 973-409-9250 for international callers. The passcode for the call is 73802562. A replay of the call will be available for two weeks at 855-859-2056 or 404-537-3406 for international callers. The replay passcode is 73802562. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 24.9% interest in Grizzly Oil Sands ULC, a 12.1% equity interest in Diamondback Energy Inc., a NASDAQ Global Select Market listed company, and has an interest in an entity that operates in Southeast Asia, including the Phu Horm gas field in Thailand.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activities before changes in operating assets and liabilities. Adjusted net income available is a non-GAAP financial measure equal to pre-tax net income plus loss from hedge ineffectiveness, less income in connection with Gulfport’s equity interest in Diamondback and income tax expense. The

Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted net income, and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor Contacts:

Paul K. Heerwagen IV

Director, Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

Jessica R. Wills

Associate Director, Investor Relations

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, expect share data)		(In thousands, expect share data)
Revenues:
Oil and condensate sales	$52,972	$58,609	$167,051	$187,633
Gas sales	10,755	973	19,014	2,127
Natural gas liquids sales	5,100	874	7,828	2,374
Other income	425	81	793	189

	69,252	60,537	194,686	192,323

Costs and expenses:
Lease operating expenses	7,297	6,638	18,347	18,201
Production taxes	7,071	6,974	20,381	22,228
Midstream transportation, processing, and marketing	3,622	96	5,940	183
Depreciation, depletion, and amortization	30,691	25,377	81,814	70,424
General and administrative	5,259	3,098	14,571	9,370
Accretion expense	180	176	529	529
(Gain) loss on sale of assets	(5)	—	567	—

	54,115	42,359	142,149	120,935

INCOME FROM OPERATIONS:	15,137	18,178	52,537	71,388

OTHER (INCOME) EXPENSE:
Interest expense	2,602	1,003	9,365	1,630
Interest income	(70)	(6)	(211)	(37)
(Income) loss from equity method investments	(51,322)	1,165	(162,640)	1,793

	(48,790)	2,162	(153,486)	3,386

INCOME BEFORE INCOME TAXES	63,927	16,016	206,023	68,002
INCOME TAX EXPENSE:	23,400	15,514	77,109	15,514

NET INCOME	$40,527	$502	$128,914	$52,488

NET INCOME PER COMMON SHARE:
Basic	$0.52	$0.01	$1.70	$0.94

Diluted	$0.52	$0.01	$1.69	$0.93

Basic weighted average shares outstanding	77,554,386	55,692,664	75,955,040	55,658,507
Diluted weighted average shares outstanding	77,931,738	56,291,792	76,374,107	56,174,581

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Net Income	$40,527	$502	$128,914	$52,488
Interest expense	2,602	1,003	9,365	1,630
Income tax expense	23,400	15,514	77,109	15,514
Accretion expense	180	176	529	529
Depreciation, depletion, and amortization	30,691	25,377	81,814	70,424

EBITDA	$97,400	$42,572	$297,731	$140,585

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Cash provided by operating activity	$67,485	66,379	$141,030	165,876
Adjustments:
Changes in operating assets and liabilities	(15,900)	(22,620)	(9,891)	(22,569)

Operating Cash Flow	$51,585	$43,759	$131,139	$143,307

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

Three Months Ended September 30,
2013
(In thousands)
Pre-tax net income	$63,927
Adjustments:
Loss (Income) from hedge ineffectiveness	6,665
Diamondback income on equity investment	(52,944)

Pre-tax net income excluding adjustments	$17,648

Tax expense excluding adjustments	6,591
Adjusted net income	$11,057

Adjusted net income per common share:
Basic	$0.14

Diluted	$0.14

Basic weighted average shares outstanding	77,554,386
Diluted weighted average shares outstanding	77,391,738